EXECUTION VERSION

AMENDMENT NO. 1 dated as of July 3, 2014 (this “Amendment”), to the Credit Agreement dated as of August 7, 2013 (the “Credit Agreement”), among WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”), WILLIAM LYON HOMES, a Delaware corporation (“Parent”), the lenders from time to time party thereto (the “Lenders”), and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.
B.    The Borrower has entered into a Purchase and Sale Agreement dated as of June 22, 2014 (the “Purchase and Sale Agreement”), with PNW Homebuilders, L.L.C., PNW Home Builders North, L.L.C., PNW Home Builders South, L.L.C. and Crescent Ventures, L.L.C. (collectively, the “Sellers”), pursuant to which it intends to acquire (the “Polygon Acquisition”) the Residential Business (as defined in the Purchase and Sale Agreement) of the Sellers.
C.    In connection with the foregoing, the Borrower and Parent have requested, and the Required Lenders have agreed, to amend certain provisions of the Credit Agreement as provided herein.
D.    Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:
“Amendment No. 1”: Amendment No. 1 dated as of July 3, 2014, to this Agreement.
“Minimum Borrowing Base Amount”: from and after the closing of the Polygon Acquisition (as defined in Amendment No. 1), an amount initially equal to $50,000,000, reducing by $5,000,000 on January 1, 2015 and on the first day of each fiscal quarter thereafter.
(b)    The definition of the term “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (ii) thereof and (ii) replacing the period at the end of clause (iii) thereof with the following:
“; and
(iv) from and after the closing date of the Polygon Acquisition (as defined in Amendment No. 1), the Borrowing Base at any time shall be deemed to be not less than the Minimum Borrowing Base Amount at such time.”
(c)    Section 7.1(a) of the Credit Agreement is hereby amended by inserting at the end thereof the following:
“; provided that, (i) on the last day of each of the first four fiscal quarters ending after the closing of the Polygon Acquisition, the maximum Leverage Ratio permitted by this Section 7.1(a) shall be 75%, and (ii) on the last day of the fifth fiscal quarter ending after the closing of the Polygon Acquisition, the maximum Leverage Ratio permitted by this Section 7.1(a) shall be 70%”
SECTION 2.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Parent and the Borrower represent and warrant to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects (except any representations and warranties which are qualified by materiality, which are correct and accurate in all respects) on and as of the Amendment No. 1 Effective Date (as defined below) as if made on and as of the Amendment No. 1 Effective Date, provided if any such representations and warranties are expressly made only as of a prior date, such representations and warranties are true and correct in all material respects (except any representations and warranties which are qualified by materiality are correct and accurate in all respects) as of such prior date; and (b) No Default or Event of Default shall have occurred and be continuing on the Amendment No. 1 Effective Date.
SECTION 3.    Amendment Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Parent and the Required Lenders; and (b) the Administrative Agent shall have received all fees and reimbursement of all expenses required to be paid by the Borrower in connection with the transactions contemplated hereby.
SECTION 4.    Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 5.    Acknowledgement and Consent. Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof and further hereby affirms, confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; and (b) its guaranty of the Obligations, and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as and to the extent provided in the Security Documents as originally executed, shall continue in full force and effect in respect of, and to secure, the Obligations as modified hereby.
SECTION 6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 7.    Applicable Law. THIS AMENDMENT AND ALL CLAIMS AND CONTROVERSIES IN CONNECTION HEREWITH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined only in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or the other Loan Documents against the Borrower, Parent or their respective properties in the courts of any jurisdiction.
SECTION 9.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

WILLIAM LYON HOMES, INC.,
By
/S/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President & Chief Operating Officer

By
/S/ Colin T. Severn
Name: Colin T. Severn
Title: Vice President & Chief Financial Officer

WILLIAM LYON HOMES,
By
/S/ Matthew R. Zaist
Name: Matthew R. Zaist
Title: President & Chief Operating Officer

By
/S/ Colin T. Severn
Name: Colin T. Severn
Title: Vice President & Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, by
/S/ Bill O’Daly
Name: Bill O’Daly
Title: Authorized Signatory

by
/S/ Sally Reyes
Name: Sally Reyes
Title: Authorized Signatory

Name of Lender: JP Morgan Chase Bank, N.A.

By
/S/ Donald Shokrian
Name: Donald Shokrian
Title: Managing Director

By

Name:
Title:

Name of Lender: Citibank, N.A.

By
/S/ John C. Rowland
Name: John C. Rowland
Title: Vice President

By

Name:
Title:

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